Exhibit 3.139

CERTIFICATE OF INCORPORATION

OF

ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A.

We, the undersigned, hereby associate ourselves together for the purpose of becoming a professional service corporation under the laws of the State of Florida, by and under the provisions of Chapter 621, Florida Statutes, as amending Chapter 608, Florida Statutes, providing for the formation, liability, rights, privileges and immunities of a corporation for profit.

ARTICLE I – NAME

The name of this corporation shall be:

ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A.

ARTILCLE II – NATURE OF BUSINESS

The objects and purposes to be transacted and carried on by the corporation and the professional services to be rendered in connection therewith are as follows:

(1)	To render professional medical services in the field of anesthesiology and all allied and related specialties and sub-specialties thereunder.

(2)	To render the professional service involved only through its officers, agents and employees who are doctors of medicine in good standing and duly licensed or otherwise legally authorized within the State of Florida to render the same professional service as this corporation.

(3)	To purchase, hold, sell and reissue the shares of its own capital stock.

(4)	To invest its funds in real estate, mortgages, stocks, bonds, and any other type of investments.

(5)	To acquire, hold, buy, own, lease, mortgage, convey, sell, exchange real and personal property necessary for the rendering of the professional services hereby authorized.

(6)	To have and to exercise all the powers conferred by the laws of Florida upon corporations formed under and pursuant to the Professional Service Corporation Act.

ARTICLE III – CAPITAL STOCK

The capital stock of this corporation shall consist of Five Thousand (5,000) shares of common stock with a par value of One ($1.00) Dollar per share.

The whole of any part of the capital stock of this corporation shall be payable in lawful money of the United States of America or property, labor or services at a valuation fixed by the directors.

ARTICLE IV – INITIAL CAPITAL

The amount of capital with which this corporation shall begin business is not less than Five Hundred ($500.00) Dollars.

ARTICLE V – TERM OF EXISTENCE

This corporation is to have perpetual existence.

ARTICLE VI – STREET ADDRESS

The initial street address of the principal office of this corporation in the State of Florida is 11450 S. W. 80th Road, Miami, Florida.

The Board of Directors may from time to time move the principal office to any other address in the State of Florida.

ARTICLE VII – NUMBER OF DIRECTORS

This corporation shall be managed by a Board of Directors, all of whom must be duly licensed or otherwise legally authorized within the State of Florida to render the same professional services as the corporation. The corporation shall have not less than three (3) nor more than fifteen (15) directors and shall have three (3) directors initially.

ARTICLE VIII – INITIAL DIRECTORS AND OFFICERS

The names and street addresses of the members of the first Board of Directors, the President, Vice President, Secretary and Treasurer of the corporation are:

Name	Office	Address

Andrew R. Piergeorge	President-Director	105 Morningside Drive,
Coral Gables, Florida
Francis L. Cosarano	Vice-President-Director	11450 S.W. 80th Rd
Miami, Florida
Eric W. Davidson	Secretary – Director	13001 S.W. 63rd Avenue
Miami, Florida
Charles T. Ellis	Tresurer	10201 W.W. 60th Place
Miami, Florida

ARTICLE IX – SUBSCRIBERS

The names and street addresses of the subscribers to this Certificate of Incorporation and the number of shares each agrees to take are as follows:

Name	Address	No. of Shares
Andrew R. Piergeorge	105 Morningside Dr. Coral Gables, Florida	250
Francis L. Cesarano	11450 S.W. 80th Road, Miami, Florida	250
Eric W. Davidson	12001 S.W. 63rd Avenue, Miami, Florida	250
Charles T. Ellis	10201 S.W. 60th Place, Miami, Florida	250

ARTICLE X – SPECIAL PROVISIONS

In furtherance and not in limitation of the powers conferred b statute, the following specific provisions are made for the regulation of the business and the conduct of affairs of this corporation:

(1)	The shareholders shall have no preemptive rights with respect to the stock of this corporation.

(2)	No person shall own, hold or control stock in this corporation unless such individual is duly licensed or otherwise legally authorized within the State of Florida to render the same professional services as this corporation.

(3)	No shareholder of this corporation shall enter into a voting trust agreement or any other type agreement vesting another person with the authority to exercise the voting power of any or all of his stock.

(4)	If any officer, shareholder, agent or employee of this corporation who has been rendering professional services to the public, becomes:

(a)	Legally disqualified within the State of Florida to render the same professional services as this corporation or

(b)	Is elected to public office;

(c)	Accepts employment that, pursuant to existing law, is a restriction or limitation upon his rendering the same professional services as this corporation within the State of Florida;

Then in any such events, he shall sever all employment with and financial interest in this corporation immediately, except to receive payment for such shares of stock in this corporation as are owned by him in accordance with the By-Laws of this corporation, and any other amounts due him by him corporation. The shares of stock in this corporation owned by such shareholder shall then and thereafter have no voting rights of any kind, shall not be titled to any dividends or stock rights of any kind which may be declared thereafter by this corporation and said stock of such stockholder shall be forthwith transferred, sold, or redeemed at such price or value and only in such manner as shall be authorized as set forth in the By-laws adopted by the stockholders of this corporation.

(5)	No stockholder of this corporation and no personal representative of a deceased or incompetent shareholder may sell or transfer any of such stockholder’s shares of stock in this corporation except to another individual who is duly licensed or otherwise legally authorized within this state to render the same professional services as this corporation, and then such sale or transfer may be made only after the same shall have been approved by a majority vote of all of the shareholders in a meeting called specifically for the purpose of obtaining such approval. At such shareholders’ meeting the shares of stock held by the shareholder proposing to sell or transfer his shares may not be voted or counted for any purpose. In the event approval for such sale or transfer is not granted to the shareholder or his personal representative, whichever the case may be, such shareholder or such personal representative may elect to liquidate his interest in this corporation in the same manner as provided in the By-laws of this corporation for the ;liquidation of a retiring shareholder’s interest.

(6)	The shareholders by agreement among themselves or among themselves and the corporation may restrict or limit their right to transfer, assign, pledge, or otherwise encumber stock of this corporation, and such agreement, when made, shall be given full force and effect. In addition thereto the Board of Directors are specifically authorized to adopt by-laws restraining the alienation of shares of this corporation and providing for the purchase or redemption of the shares by this corporation or the purchase of such shares by the remaining shareholders of this corporation. Provided, however, such provisions dealing with the purchase or redemption b this corporation of its shares may not be invoked at a time or in a manner that would impair the capital of this corporation.

(7)	The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation or any of them, shall be open, to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or document of the corporation, except as conferred by a statute or authorized by the Board of Directors, or by resolution of the stockholders.

(8)	The Directors may prescribe a method or methods for replacement of lost certificates, and prescribe reasonable conditions by way of security upon the issue of new certificates therefor.

(9)

The corporation shall indemnify any and all of its Directors or officers or former Directors or officers, or any person who may have served at its request as a Director, or officer of another corporation in which it owns shares of capital stock, or of which is a creditor against the expenses actually and necessarily incurred by them, in connection with the defense of any action, suit, or proceedings, in which they or any of them are made parties, or a party by reason of being or having been Directors or officers, or a Director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such Director or officer, or former Director or officer or person, shall be adjudged in such action, suit or proceedings, to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified any be entitled under the By-laws, agreement, vote of stockholders, or otherwise. The right of indemnification herein stated shall, under no circumstances, extend to or include indemnification for the liabilities arising under the Securities Act of 1933, as amended.

(10)	The board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for service to the corporation as directors, officers or otherwise.

(11)	No contact or other transaction between this corporation and any other firm, association or corporation in the absence of fraud, shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested ink, or is a member, director or officer, or are members, directors or officers of such other firm, association or corporation, and any director or director, individually or jointly, may be a party or parties to, or may be interested in any such contract or transaction of this corporation or in which this corporation is interested, and no contract, account, act or transaction of this corporation with any person, persons, firm, association or corporation shall be affected or invalidated by the fact that any director or directors of this corporation is or are interested in such contract, account, act or transaction, or in any way connected with such person, persons, firm, association, or corporation, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation with the corporation for the benefit of himself or any firm, association, or corporation in which he may in any way be interested in anywise. The directors, when so interested, shall be accounted as present at the Board of Directors’ meetings, and may vote in such meetings as fully and with the same effect as if not so interested.

IN WITNESS WHEREOF, the undersigned have made and subscribed this Certificate of Incorporation at Dade County, Florida for the uses and purposes aforesaid this 13th day of February, 1968.

/s/ Andrew R. Piergeorge

/s/ Francis L. Cesarano

/s/ Charles T. Ellis

/s/ Eric W. Davidson

STATE OF FLORIDA	)
) SS.
COUNTY OF DADE	)

BEFORE ME, the undersigned authority, personally appeared ANDREW R. PIERGEORGE, MD., FRANCIS L. CESARANO, M.D., ERIC W. DAVIDSON, M.D. and CHARLES T. ELLIS, M.D., each of whom is to be well known to be the person described in and who subscribed the above and foregoing Certificate of Incorporation; and each of them free and voluntarily acknowledged before me according to law that he made and subscribed the same of the uses and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal at Miami, said County and State, this 13th day of February, 1968.

/s/
Notary Public, State of Florida at Large

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., A Florida professional service corporation, under its corporate seal and the hands of its President, ANDREW R. PIERGEORGE, M.D. and its Secretary, MANUEL ROSS, M.D., hereby certifies that:

The Board of Directors and the shareholders of said corporation, at a special joint meeting held on June 11, 1970 at 13001 W.W. 63rd Avenue, Miami, Florida, at 7:30 p.m. unanimously adopted the following resolution:

“RESOLVED, that the board of Directors and Shareholders of ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., does hereby declare it advisable that Article I of the Certificate of Incorporation of said corporation be amended so as to read as follows:

ARTICLE I – NAME

The name of this corporation shall be:

DRS. ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A.

FURTHUR RESOLVED, that the President and Secretary of the corporation be, and the same are hereby authorized and directed to make, under the seal of the corporation, a certificate setting forth such amendment and certifying that such amendment has been duly adopted in accordance with the provisions of 608.18, F.S., and to file such certificate in the Office of the Secretary of the State of Florida, and to do any and all other acts necessary or incident thereto.”

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 5th day of February, 1971.

ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A.

By	/s/ Andrew R. Piergeorge
Andrew R. Piergeorge, President

(Corporate Seal)

Attest	/s/ Manuel A. Ross
Manuel Ross, Secretary

STATE OF FLORIDA	)
) SS
COUNTY OF DADE	)

ON THIS DAY personally appeared before me, an officer duly authorized by the laws of the State of Florida to take acknowledgements, ANDREW R. PIERGEORGE, MD., President of ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., a Florida professional service corporation, and acknowledged that he executed the above and foregoing Certificate of Amendment as such officer for and on behalf of said corporation, after having been duly authorized so to do.

WITNESS my hand and official seal at Miami, Dade County, Florida, this 5th day of February, 1971.

/s/
Notary Public

AMENDMENT TO

ARTICLES OF INCORPORATION OF

ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A.

We, the undersigned, being the President and Secretary of ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., a corporation organized and existing under the laws of the State of Florida, do certify as follows:

FIRST: The Board of Directors of ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., at a meeting duly called and held, approved, by resolution duly adopted, the proposed amendment, subject to the affirmative vote of the stockholders entitled to vote on amendments to the certificate of incorporation.

SECOND: The stockholders entitled to vote on amendments to the certificate of incorporation of said corporation, at a meeting duly called and held, and on a vote of at least a majority and on not less than the proportion of votes required by the certificate of incorporation, approved the action of the Board of Directors by adopting and authorizing the following amendment on the 27th day of January, 1978:

To change the Articles of Incorporation by deleting Article I and adding the following Article I to read as follows:

“ARTICLE I

“The name of this corporation shall be

DRS. ELLIS, ROJAS, ROSS & DEBS, P.A.”

THIRD: The aforesaid amendment to the certificate of incorporation of the corporation shall be effective as of the date of filing of this certificate of amendment with the office of the Secretary of State of the State of Florida.

IN WITNESS WHEREOF the undersigned have executed this certificate as President and Secretary of the corporation and caused the seal of the corporation to be affixed hereto.

ELLIS, CESARANO, PIERGEORGE & DAVIDSON, P.A.

By	/s/ Edmond A. Debs, M.D.
Edmond A. Debs, President

ATTEST:

/s/ Charles T. Ellis
Charles T. Ellis, Secretary

STATE OF FLORIDA	)
) SS
COUNTY OF DADE	)

BE IT REMEMBERED that on this 2 day of February, 1978, before me, a notary public in and for the County and State aforesaid, personally appeared EDMOND A. DEBS, President of ELLIS, CESARANO, PIERGEORGE AND DAVIDSON, P.A., a Florida corporation, the corporation described in the foregoing certificate of amendment, to me known to be such, as he acknowledged the said certificate to be his act and deed and made on behalf of said corporation; that the signature of the said President and the signature of the Secretary of said corporation to the said foregoing certificate are in the handwriting of the said President and of the Secretary of said corporation, respectively; and that the seal affixed to said certificate is the common or corporate seal of said corporation, and that his act of seeing, executing, acknowledging and delivering the said certificate was duly authorized by the stockholders of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last aforesaid.

/s/
Notary Public, State of Florida at Large

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

DRS. ELLIS, ROJAS, ROSS & DEBS, P.A.

I.	The name of the corporation is DRS. ELLIS, ROJAS, ROSS & DEBS, P.A.

II.	The Articles of Incorporation are hereby amended as follows:

(A)	The first paragraph (i.e. the preamble) of the Articles of Incorporation is deleted in its entirety.

(B)	Article I of the Articles of Incorporation is deleted in its entirety and replaced with the following:

ARTICLE I – NAME

The name of the corporation shall be DRS, ELLIS, ROJAS, ROSS & DEBS, INC.

(C)	Article II of the Articles of Incorporation is deleted in its entirety and replaced with the following:

ARTICLE II – PURPOSE

The corporation may engage in any activity or business permitted under the laws of the United States and the State of Florida.

(D)	Article X of the Articles of Incorporation is deleted in its entirety.

III.	The foregoing Articles of Amendment of the Articles of Incorporation were adopted upon unanimous written consent of the Board of Directors on 17th day of September, 1999.

IV.	The foregoing Articles of Amendment to the Articles of Incorporation were adopted upon unanimous written consent of the Shareholders on 17th day of September, 1999, and such votes cast for these Articles of Amendment by the Shareholders were sufficient for approval.

V.	These Articles of Amendment shall become effective as of the date of filing.

These Articles of Amendment have been executed on behalf of this corporation by its President this 21st day of September, 1999.

By	/s/ Martin A. Moliver
Martin A. Moliver, M.D., President